Exhibit 15.3

PAN-CHINA SINGAPORE PAC

天健新加坡会计师事务所有限公司

UEN:201603521D

80 SOUTH BRIDGE ROAD

#04-02 GOLDEN CASTLE BUILDING SINGAPORE 058710

TEL: +65 6438 3524

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-291839) and Annual Report on Form 20F of our report dated December 31, 2024 relating to the consolidated financial statements of Skycorp Solar Group Limited for the year ended September 30, 2025 included as comparative financials statement.

/s/ Pan-China Singapore PAC
Pan-China Singapore PAC
Pan-China Singapore PAC, Singapore	Certified Public Accountants
Date: February 12, 2026	PCAOB ID No.6255